Exhibit 99.1

CONTACTS:
Medicis
Medicis, Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854
Ipsen
Didier Véron, Director of Public Affairs and Corporate Communications
Tel.: +33 (0)1 44 30 42 38 — Fax: +33 (0)1 44 30 42 04
e-mail: didier.veron@ipsen.com
www.ipsen.com
RELOXIN® AGREEMENT BETWEEN IPSEN AND MEDICIS BECOMES EFFECTIVE
CONFERENCE CALL SCHEDULED WEDNESDAY, MARCH 22,
AT 11:15 A.M. ET/4:15 P.M. GMT
PARIS (France) and SCOTTSDALE, Arizona (USA)—March 20, 2006—Ipsen (Eurolist by Euronext™: IPN FP) and Medicis (NYSE:MRX) today announced that the agreement whereby Ipsen Ltd, a wholly owned subsidiary of Ipsen (“Ipsen”), grants Aesthetica Ltd, a wholly owned subsidiary of Medicis (“Medicis”), rights to develop, distribute and commercialize Ipsen’s botulinum toxin product in the United States, Canada and Japan for aesthetic use by physicians is now effective. The product is commonly referred to as Reloxin® in the U.S. aesthetic market and Dysport® for medical and aesthetic markets outside the U.S. The product is not currently approved for use in the U.S. Ipsen has recovered its rights to Reloxin® at the time of this announcement.
Medicis has paid to Ipsen $90.1 million in consideration for the exclusive distribution rights in the United States, Canada and Japan and has agreed to pay an additional $26.5 million upon successful completion of various clinical and regulatory milestones, $75.0 million upon the product’s approval by the U.S. Food and Drug Administration and $2.0 million upon regulatory approval of the product in Japan, amounting to a total of $193.6 million. Ipsen will manufacture and provide the product for Medicis for the term of the agreement, which extends to September of 2019. Ipsen will receive a royalty based on sales and a supply price, the total of which is equivalent to approximately 30% of net sales as defined under the Agreement. Medicis will be responsible for all remaining research and development costs associated with obtaining the product’s approval in the territory.
Additionally, Medicis and Ipsen have agreed to negotiate and enter into an agreement relating to the exclusive distribution and development rights of the product for the aesthetic market in Europe, and subsequently in certain other markets. Under this agreement, Medicis would pay upfront and other milestone payments linked to the development and approval of Ipsen’s botulinum toxin Type A product in aesthetic indications as well as royalties based on net sales. Ipsen would manufacture and supply the product to Medicis. The terms of this agreement will be disclosed after its execution, which is expected to occur on or before April 15, 2006. If this agreement is not entered into by April 15, 2006, Medicis will be obligated to make an additional payment to Ipsen in connection with the USA, Canada and Japan agreement.

“We are very pleased to entrust the development and distribution of Reloxin® to a leading expert of the aesthetic field such as Medicis,” said Jean-Luc Bélingard, Chairman and Chief Executive Officer of Ipsen. “We were looking for a partner who could optimize time to market for Reloxin®, with a quality complementary product offering and a strong presence in the USA. Medicis, with its world leading RESTYLANE® dermal filler, its leading sales force and image with both dermatologists and plastic surgeons and its previous knowledge of Reloxin®, is our preferred partner in order to maximize the penetration of Reloxin® in the US market. Our combined products will offer a very compelling alternative to practitioners in the aesthetic medicine field.”
“We are very pleased to have reached this agreement with Ipsen on terms favorable to both organizations,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “We continue to be very impressed with the sophisticated development and manufacturing programs established by Ipsen and the clinical outcomes resulting from Ipsen’s efforts to date. We are enthusiastic about having the opportunity to partner with Ipsen on this late-stage development product with a sizeable commercial potential. We stand ready to deploy the necessary resources to bring this product to the U.S. market and maximize its opportunity in one of the largest segments in the aesthetic market. We have recognized for some time the value of supplying physicians through our leading sales force Ipsen’s botulinum toxin product and the world’s leading dermal filler RESTYLANE®, and we are very pleased that it has finally become a reality.”
Conference Call
Medicis and Ipsen will host a conference call on Wednesday, March 22, at 11:15 a.m. Eastern Time (4:15 p.m. Greenwich Mean Time) to discuss today’s announcement. A live webcast will be available at http://www.medicis.com and http://www.ipsen.com. The webcast will be archived on the Medicis and Ipsen websites for two business days following the live call.
Those participating by telephone should dial in approximately 10 minutes prior to the start of the call. No reservation is necessary to participate on the call. The phone number to join the conference call is +1 (877) 567-5763 (U.S. and Canada) or +1 (706) 679-4760 (international and local). No access code is necessary for the live call. For investors unable to participate in the live call, a replay will be available soon after the live call. The phone number to access the replay is +1 (800) 642-1687 (U.S. and Canada) or +1 (706) 645-9291 (international and local). The access code for the replay is 6792339. The replay will be available for two business days following the live call.
About Ipsen’s botulinum toxin Type A
Ipsen’s botulinum toxin Type A, developed in the field of aesthetic medicine in the USA, Canada and Japan under the trademark Reloxin® is also approved for aesthetic indications in 17 countries: Argentina, Australia, Belarus, Brazil, Columbia, Honduras, Israël, Kazakhstan, Mexico, Moldova, New Zealand, Philippines, Slovak Republic, Ukrania, Uruguay, Vietnam, and Russia (in Russia, it is the first botulinum toxin Type A approved in this field). Ipsen is also pursuing regulatory approval for medicine indications for the product in certain additional key international markets.

Under the trademark Dysport®, Ipsen’s botulinum toxin Type A also acts as a curariform (immobilises muscles), which was initially developed for the treatment of motor disorders and various forms of muscular spasticity, including cervical dystonia (a chronic condition in which the neck is twisted or deviated), spasticity of the lower limbs in children with cerebral palsy, blepharospasm (involuntary eye closure) and hemifacial spasm. It was later developed for the treatment of a wide variety of neuromuscular disorders. Dysport® was originally launched in the United Kingdom in 1991. Dysport® has marketing authorisations in 73 countries.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions and aesthetics medicine. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE®, DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), OMNICEF® (cefdinir), PLEXION® (sodium sulfacetamide/sulfur), TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS™ (fluocinonide) Cream, 0.1%, and SYNALAR® (fluocinolone acetonide), BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®.
About Ipsen
Ipsen is a European pharmaceutical group with over 20 products on the market and a total worldwide staff of nearly 4,000. The company’s development strategy is based on a combination of products in targeted therapeutic areas (oncology, endocrinology and neuromuscular disorders), which are growth drivers and primary care products which contribute significantly to its research financing. This strategy is also supported by an active policy of partnerships. The location of its four R&D centres (Paris, Boston, Barcelona, London) gives the Group a competitive edge in gaining access to leading university research teams and highly qualified personnel. In 2005, Research and Development expenditure reached €169.0 million, i.e. 20.9% of consolidated sales, which amounted to €807.1 million in the Group’s pro forma accounts set up according to the IFRS. Nearly 700 people in R&D are dedicated to the discovery and development of innovative drugs for patient care. Ipsen’s shares are traded on Segment A of Eurolist by EuronextTM (stock code: IPN, ISIN code: FR0010259150).
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including the expected benefits of Medicis’ agreement with Ipsen, the payment of certain milestone payments to Ipsen and the entry by Medicis and Ipsen into a European distribution agreement relating to Ipsen’s botulinum toxin product. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis.
The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K and other documents we file with the Securities and Exchange Commission. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of research and development projects and the risks associated with the FDA approval process, risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s core brands, in particular, the recent approval of a generic LOPROX® Cream and LOPROX® TS, or a substitutable DYNACIN® Tablet form, and any future competitive product approvals that may affect the Company’s brands. Additionally, Medicis may acquire and/or license rights, products or technologies, including rights with respect to Ipsen’s botulinum toxin product, from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for research and development work, which has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty in which periods these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include the potential payments associated with any such transactions. Also, there are a number of additional important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for Medicis’ products, the availability of product supply and the receipt of required regulatory approvals; the risks and uncertainties normally incident to the pharmaceutical and medical device industries including product liability claims, the introduction of federal and/or state regulations relating to the Company’s business, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis’ strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, competitive product introductions, the risks of pending and future litigation or government investigations and other risks described from time to time in Medicis’ SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2005, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
The forward-looking statements and targets contained herein are based on Ipsen’s management’s current views and assumptions. Such statements involve known and unknown risks and uncertainties that may cause actual results, performance or events to differ materially from those anticipated herein, including risks related to regulatory approvals and competitive factors. Ipsen expressly disclaims any obligation or undertaking to update or revise any forward-looking statements, targets or estimates contained in this press release to reflect any change in events, conditions, assumptions or circumstances on which any such statements are based unless so required by applicable law.

Ipsen’s business is subject to the risk factors outlined in its most recent information document filed with the French Autorité des marchés financiers (dated 21 November 2005) and any other documents filed with the French Autorité des marchés financiers.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF® is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. RESTYLANE® is a registered trademark of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. Dysport® is a registered trademark of Ipsen. Reloxin® will, under the agreement, be the registered trademark of Medicis. All other marks (or brands) and names are the property of Medicis or its Affiliates.
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